FOR INFORMATION CONTACT:

Elisha Finney (650) 424-6803

elisha.finney@varian.com

Spencer Sias (650) 424-5782

spencer.sias@varian.com

For Immediate Release:

Varian Medical Systems Reports Results for First Quarter of Fiscal Year 2013

First quarter net earnings per diluted share rise 9 percent to $0.86 including a $0.03 restructuring charge; revenues increase 8 percent to $678 million

PALO ALTO, Calif., Jan. 23, 2013 – Varian Medical Systems (NYSE:VAR) today is reporting net earnings of $0.86 per diluted share in the first quarter of fiscal year 2013, up 9 percent from $0.79 in the year-ago quarter. The results for the first quarter of fiscal year 2013 included a $4.1 million restructuring charge related to an enhanced retirement program. Varian’s company-wide revenues totaled $678 million for the first quarter of fiscal year 2013, up 8 percent from the year-ago quarter. Varian ended the first quarter of fiscal year 2013 with a $2.8 billion backlog, up 11 percent from the end of the first quarter of fiscal year 2012.

“The company’s first quarter revenues and net earnings grew in line with our expectations for both our Oncology Systems and X-Ray Products businesses,” said Dow R. Wilson, CEO of Varian Medical Systems. “Margins were also in line with our expectations. Excluding the restructuring charge in the quarter, our operating margin improved versus the year-ago quarter. Net orders rose robustly in our X-Ray Products business, but declined in our Oncology business, which experienced weaker orders in Europe and Asia versus very strong year-ago results.”

The company finished the first quarter of fiscal year 2013 with $755 million in cash and cash equivalents and $206 million of debt. Cash flow from operations for the first quarter was $72 million. During the first quarter of fiscal year 2013, the company spent $104 million to repurchase 1.5 million shares of common stock.

Oncology Systems

Oncology Systems’ first quarter revenues totaled $524 million, up 8 percent from the same period of fiscal year 2012. First-quarter net orders were $477 million, down 2 percent versus the comparable year-ago period, with a 2 percent gain in North America and a 4 percent decline outside North America. Markets outside North America represented 56 percent of Oncology net orders for the first quarter of fiscal year 2013. On a constant currency basis, Oncology Systems first quarter net orders were down 1 percent from the first quarter of fiscal year 2012 with a 2 percent decline in orders outside North America.

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Varian Medical Systems Reports Results for First Quarter of Fiscal Year 2013	Page 2

“Oncology customers took delivery during the quarter as expected but order placements were slower than anticipated,” said Wilson. “We believe the order slowness is principally a timing issue and that the market fundamentals remain sound.”

X-Ray Products

First quarter revenues for the X-Ray Products business were $133 million, up 18 percent from the year-ago quarter. X-Ray Products’ first quarter net orders were $133 million, up 21 percent from the year-ago period.

“Our X-Ray Products business had a very good first quarter with strong revenue and order growth for both our X-ray tubes and flat panel detectors,” Wilson said. “Our tube business benefitted from new products and apparent customer share gains in the CT market. Market traction among our new products helped to drive flat panel growth during the quarter.”

Other

The company’s Other category, which is comprised of the Security and Inspection Products business, the Varian Particle Therapy business, and the Ginzton Technology Center, recorded first quarter revenues of $21 million versus $25 million in the year-ago quarter. Net orders for the Other category were $9 million for the first quarter, down $2 million from the year-ago quarter.

Outlook

“We are pleased with our first quarter results in revenues and earnings, which should keep the company on track for hitting its fiscal 2013 growth targets,” said Wilson. “We remain confident in the fundamental long-term strategy for serving our markets. For the second quarter of fiscal year 2013, total company revenues could increase by about 5 to 6 percent over the prior year quarter. With the balance of restructuring charges from the enhanced retirement program, net earnings per diluted share for the second quarter should be in the range of $0.98 to $1.03. For the fiscal year, we continue to believe that total company revenues could increase by about 8 to 9 percent over the prior fiscal year. Net earnings per diluted share for the fiscal year could be in the range of $4.08 to $4.16.”

Investor Conference Call

Varian Medical Systems is scheduled to conduct its first quarter fiscal year 2013 conference call at 2 p.m. PT today. To hear a live webcast or replay of the call, visit the investor relations page on the company’s web site at www.varian.com/investor where it will be archived for a year. To access the call via telephone, dial 1-877-869-3847 from inside the U.S. or 1-201-689-8261 from outside the U.S. The replay can be accessed by dialing 1-877-660-6853 from inside the U.S or 1-201-612-7415 from outside the U.S. and entering confirmation code 406360. The telephone replay will be available through 5 p.m. PT, Friday, January 25, 2013.

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Varian Medical Systems Reports Results for First Quarter of Fiscal Year 2013	Page 3

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Varian Medical Systems, Inc., of Palo Alto, California, is the world's leading manufacturer of medical devices and software for treating cancer and other medical conditions with radiotherapy, radiosurgery, and brachytherapy. The company supplies informatics software for managing comprehensive cancer clinics, radiotherapy centers and medical oncology practices. Varian is a premier supplier of tubes and digital detectors for X-ray imaging in medical, scientific, and industrial applications and also supplies X-ray imaging products for cargo screening and industrial inspection. Varian Medical Systems employs approximately 6,200 people who are located at manufacturing sites in North America, Europe, and China and approximately 70 sales and support offices around the world. For more information, visit http://www.varian.com.

Forward-Looking Statements

Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry outlook, including growth drivers; the company’s future orders, revenues, backlog, or earnings growth; future financial results; market acceptance of or transition to new products or technology such as our Edge™ radiosurgery system, TrueBeam™ and radiographic flat panel detectors, image-guided radiation therapy, stereotactic radiosurgery, filmless X-rays, proton therapy, and security and inspection, and any statements using the terms “could,” “believe,” “outlook,” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include global economic conditions; the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further health care reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; currency exchange rates and tax rates; demand for the company’s products; the company’s ability to develop, commercialize, and deploy new products such as the TrueBeam platform; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements for product clearances or to comply with FDA and other regulatory regulations or procedures; changes in the regulatory environment, including with respect to FDA requirements; challenges associated with the successful commercialization of the company’s particle therapy business; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the impact of reduced or limited demand by purchasers of certain X-ray products, including those located in Japan; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the potential loss of key distributors or key personnel; challenges to public tender awards and the loss of such awards or other orders; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

A summary of earnings and other financial information follows.

Varian Medical Systems Reports Results for First Quarter of Fiscal Year 2013	Page 4

Varian Medical Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings
(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q1 QTR 2013	Q1 QTR 2012

Net orders	$619.2	$606.1
Oncology Systems	476.8	484.7
X-Ray Products	133.2	109.8
Other	9.2	11.6

Order backlog	$2,785.2	$2,510.2

Revenues	$678.4	$625.3
Oncology Systems	524.3	487.6
X-Ray Products	132.9	113.0
Other	21.2	24.7

Cost of revenues	$387.3	$356.5

Gross margin	291.1	268.8
As a percent of revenues	42.9%	43.0%

Operating expenses
Research and development	47.1	43.8
Selling, general and administrative	106.5	96.1

Operating earnings	137.5	128.9
As a percent of revenues	20.3%	20.6%

Interest income, net	0.7	0.3

Earnings before taxes	138.2	129.2

Taxes on earnings	42.9	39.0

Net earnings	$95.3	$90.2
As a percent of revenues	14.0%	14.4%

Net earnings per share – basic	$0.87	$0.80
Net earnings per share – diluted	$0.86	$0.79

Shares used in the calculation of net earnings per share:
Average shares outstanding - basic	109.3	112.3
Average shares outstanding - diluted	111.1	114.4

Varian Medical Systems Reports Results for First Quarter of Fiscal Year 2013	Page 5

Varian Medical Systems, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)	December 28,	September 28,
	2012	2012 (1)
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$755,489	$704,570
Short-term investment	51,804	49,709
Accounts receivable, net	637,473	691,806
Inventories	499,616	457,869
Deferred tax assets and other	283,931	266,561
Total current assets	2,228,313	2,170,515

Property, plant and equipment	669,119	653,424
Accumulated depreciation and amortization	(370,586)	(356,832)
Property, plant and equipment, net	298,533	296,592

Goodwill	223,914	222,242
Other assets	187,804	189,377
Total assets	$2,938,564	$2,878,726

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$145,172	$180,736
Accrued expenses	306,785	336,568
Deferred revenues	132,881	130,883
Advance payments from customers	396,229	380,545
Product warranty	50,705	52,799
Short-term borrowings	200,000	155,000
Total current liabilities	1,231,772	1,236,531
Other long-term liabilities	123,654	126,169
Long-term debt	6,250	6,250
Total liabilities	1,361,676	1,368,950

Stockholders’ Equity
Common stock	109,322	109,407
Capital in excess of par value	609,246	563,875
Retained earnings and accumulated other comprehensive loss	858,320	836,494
Total stockholders’ equity	1,576,888	1,509,776
Total liabilities and stockholders’ equity	$2,938,564	$2,878,726

(1) The condensed consolidated balance sheet as of September 28, 2012 was derived from audited financial statements as of that date.